EXHIBIT 32
SECTION 1350 CERTIFICATIONS
     In connection with the Amendment No. 1 to Quarterly Report of Magellan Petroleum Corporation (the “Company”) on Form 10-Q/A for the period ending December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Daniel J. Samela, President, Chief Executive Officer and Chief Financial Officer of the Company, do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: October 23, 2008	By:	/s/ Daniel J. Samela
Daniel J. Samela
President and Chief Executive Officer, Chief Financial and Accounting Officer